UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2023

POLISHED.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39418	83-3713938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1870 Bath Avenue, Brooklyn, NY 11214

(Address of principal executive offices)

Registrant’s telephone number, including area code: (800) 299-9470

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	POL	NYSE American LLC
Warrants to Purchase Common Stock	POL WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As disclosed below, at the Special Meeting of Stockholders (the “Special Meeting”) of Polished.com Inc. (the “Company”) held virtually on October 19, 2023, the Company’s stockholders approved a proposal (the “Reverse Split Proposal”) authorizing an amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding shares of common stock at an exchange ratio between 1 for 25 and 1 for 75, as determined by the Company’s Board of Directors (the “Board”).

On October 19, 2023, the Company filed with the Secretary of State of the State of Delaware the Certificate of Amendment to effect a reverse stock split (the “Reverse Split”) of the Company’s common stock at an exchange ratio of 1 for 50, which was approved by the Board. The Reverse Split was effective at 12:01 a.m. Eastern Time on October 20, 2023 (the “Effective Time”). At the Effective Time, every 50 shares of the Company’s issued and outstanding common stock were automatically converted into one share of common stock, without any change in the par value per share. In addition, proportionate adjustments were made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options, warrants and convertible securities, and to the number of shares issued and issuable under the Company’s stock incentive plans. Any stockholder who would otherwise be entitled to a fractional share of common stock created as a result of the Reverse Split will be entitled to receive a cash payment in lieu thereof equal to the fractional share to which the stockholder would otherwise be entitled multiplied by the closing sales price of a share of common stock on October 19, 2023, as adjusted for the Reverse Split.

Following the Reverse Split, the shares of common stock will continue to trade on NYSE American LLC under the symbol “POL”. The new CUSIP number for the common stock following the Reverse Split will be 28252C 208.

The summary of the Certificate of Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached as Exhibit 3.1 of this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held the Special Meeting on October 19, 2023 at 11:00 a.m. Eastern Time in virtual format. Of the Company’s 105,469,878 shares of common stock issued and outstanding and eligible to vote as of September 19, 2023, the record date for the Special Meeting, 59,477,848 shares, or approximately 56.4% of the eligible shares of common stock, were present virtually or represented by proxy. A quorum was present for all matters. Each of the matters set forth below is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 28, 2023. The following actions were taken at the Special Meeting:

Proposal 1

The Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at an exchange ratio between 1 for 25 and 1 for 75, as determined by the Company’s Board of Directors.

Votes For	Votes Against	Votes Abstained
40,585,966	18,825,686	66,196

Proposal 2

The Company’s stockholders approved the adjournment of the Special Meeting in the event the Company did not receive the requisite stockholder vote to approve the Reverse Split Proposal or establish a quorum. This proposal had no effect because the Company received the requisite stockholder vote.

Votes For	Votes Against	Votes Abstained
39,795,871	19,274,652	407,325

Item 7.01.	Regulation FD Disclosure.

On October 19, 2023, the Company issued a press release announcing the Reverse Split, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Polished.com Inc., dated October 19, 2023.

99.1	Press Release, dated October 19, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLISHED.COM INC.

By:	/s/ Robert D. Barry
Robert D. Barry
Interim Chief Financial Officer and Secretary

Date: October 20, 2023

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